Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement of GameSquare Holdings, Inc. (“GameSquare”) on Form S-3 of our report dated April 15, 2025, relating to the consolidated financial statements of GameSquare appearing in the Annual Report on Form 10-K of GameSquare for the year ended December 31, 2024 and 2023. We also consent to the reference to our firm under the heading “Experts” in the Prospectus, which is part of this Registration Statement.

Kreston GTA LLP

Chartered Professional Accountants
Markham, Canada
May 9, 2025